Exhibit (e)(1)(b)

SCHEDULE A

(as of September 15, 2022)

Portfolio	Initial Board Approval Date	Initial Effective Date	Exchange (Ticker)	Termination Date
Invesco AAA CLO Floating Rate Note ETF	09/15/22	[ ]	Cboe BZX Exchange, Inc. (ICLO)	04/30/24
Invesco Active U.S. Real Estate Fund	06/20/08	11/19/08	NYSE Arca, Inc. (PSR)	04/30/23
Invesco Balanced Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMB)	04/30/23
Invesco Conservative Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMC)	04/30/23
Invesco Corporate Bond Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/23
Invesco Focused Discovery Growth ETF	12/15/20	12/18/20	Cboe BZX Exchange, Inc. (IVGD)	04/30/23
Invesco Growth Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMG)	04/30/23
Invesco High Yield Bond Factor ETF	12/12/19	12/02/20	The Nasdaq Stock Market LLC (IHYF)	04/30/23
Invesco High Yield Select ETF	09/15/22	[ ]	Cboe BZX Exchange, Inc. (HIYS)	04/30/24
Invesco Intermediate Bond Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/23
Invesco Moderately Conservative Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMM)	04/30/23
Invesco Multi-Sector Bond Income Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/23
Invesco Municipal Strategic Income ETF	09/15/22	[ ]	Cboe BZX Exchange, Inc. (IMSI)	04/30/24
Invesco Real Assets ESG ETF	12/15/20	12/18/20	Cboe BZX Exchange, Inc. (IVRA)	04/30/23

Invesco S&P 500® Downside Hedged ETF	09/13/12	12/06/12	NYSE Arca, Inc. (PHDG)	04/30/23
Invesco Select Growth ETF	12/15/20	12/18/20	Cboe BZX Exchange, Inc. (IVSG)	04/30/23
Invesco Short Duration Bond ETF	09/15/22	[ ]	Cboe BZX Exchange, Inc. (ISDB)	04/30/24
Invesco Short-Term Bond Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/23
Invesco Total Return Bond ETF	12/19/17	04/06/18	NYSE Arca, Inc. (GTO)	04/30/23
Invesco Ultra Short Duration ETF	12/19/17	04/06/18	NYSE Arca, Inc. (GSY)	04/30/23
Invesco US Large Cap Core ESG ETF	12/15/20	12/18/20	Cboe BZX Exchange, Inc. (IVLC)	04/30/23
Invesco Variable Rate Investment Grade ETF	12/17/15	9/21/16	The Nasdaq Stock Market LLC (VRIG)	04/30/23

Invesco Actively Managed Exchange-Traded Fund Trust

By:	/s/ Anna Paglia
	Name:	Anna Paglia
	Title:	President & Principal Executive Officer

Invesco Distributors, Inc.

By:	/s/ Nicole Filingeri
	Name:	Nicole Filingeri
	Title:	Vice President